UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. )

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American Beacon Funds

(Name of Registrant as Specified In Its Charter)

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AMERICAN BEACON DEVELOPING WORLD INCOME FUND

A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200

Irving, Texas 75039

INFORMATION STATEMENT

January 14, 2026

This document is an Information Statement for the shareholders of the American Beacon Developing World Income Fund (“Fund”), a series of American Beacon Funds (“Trust”). On November 11, 2025, following a recommendation by American Beacon Advisors, Inc. (“Manager”) to do so, the Board of Trustees (“Trustees” or “Board”) of the Trust approved the appointment of Ninety One North America, Inc. (“Ninety One NA”) as an additional sub-advisor to the Fund. Ninety One NA was appointed as a sub-advisor to the Fund effective November 12, 2025. The Manager currently expects to commence the allocation of a portion of the assets of the Fund to Ninety One NA when net assets of the Fund reach approximately $1.5 billion, but there can be no assurance that such allocation will occur at this net asset level, or that the Fund will reach this net asset level. Global Evolution USA, LLC and abrdn Investments Limited (together with Ninety One NA, the “Sub-Advisors”) also serve as sub-advisors to the Fund. The appointment of Ninety One NA has not resulted in any changes to the Fund’s investment objective, strategies or management fee rate paid by the Fund to the Manager. The aggregate management and investment advisory fees payable by the Fund to the Manager and the Sub-Advisors are the same as the aggregate management and investment advisory fees payable by the Fund prior to the appointment of Ninety One NA and, therefore, have not increased.

This Information Statement is being furnished by the Board of the Trust in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (“SEC Order”). Pursuant to the SEC Order, the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders. Accordingly, the investment advisory agreement among the Trust, on behalf of the Fund, the Manager and Ninety One NA, dated November 12, 2025 (the “Agreement”), has not been submitted to a vote of shareholders of the Fund.

The purpose of this Information Statement is to provide you with information about Ninety One NA. This Information Statement also discusses the terms of the Agreement. This information is being provided on or about January 14, 2026 to the Fund’s shareholders of record as of November 12, 2025. No action is required of you. We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

INTRODUCTION

The Manager is located at 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039. The Manager serves as the Fund’s investment manager and administrator. In this capacity, the Manager, among other things, develops the Fund’s overall investment strategies, selects and changes sub-advisors to the Fund, allocates assets among the sub-advisors, monitors and evaluates the sub-advisors’ investment performance, and monitors the sub-advisors’ compliance with the Fund’s investment objective, policies and restrictions.

The number and dollar value of the issued and outstanding shares of the Fund as of November 12, 2025 are set forth in Appendix A. In a matter that were to be submitted to shareholders, shareholders of the Fund would be entitled to one vote for each dollar of net asset value (number of shares owned multiplied by net asset value per share) as to any matter on which the shareholder is entitled to vote, and each fractional dollar amount would be entitled to a proportionate fractional vote. However, as noted above, we are not asking you for a proxy, and you are requested not to send us a proxy. Please see Appendix B for a listing of shareholders of record or known by the Fund to own beneficially more than 5% of the shares of any class of the Fund as of November 12, 2025. As of that date, the Trustees and officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of each class of the Fund.

You may obtain a copy of the Fund’s most recent Annual and Semi-Annual Shareholder Reports, and financial statements and accompanying notes, free of charge, by writing to American Beacon Funds at P.O. Box 219643, Kansas City, MO 64121-9643, by calling 1-800-658-5811 option 1, or by visiting www.americanbeaconfunds.com, or you may directly request these documents from your financial intermediary.

APPOINTMENT OF NINETY ONE NORTH AMERICA, INC.

At its November 11, 2025 meeting (“Meeting”), the Board considered the approval of the Agreement among the Manager, the Trust, on behalf of the Fund, and Ninety One NA, the proposed additional sub-advisor for the Fund. Prior to the Meeting, information was provided to the Board by Ninety One NA in response to requests from the Board and/or the Manager in connection with the Board’s consideration of the Agreement. The Board also received information from the Manager in connection with the Board’s consideration of the Agreement, and the Investment Committee of the Board met with representatives of Ninety One NA.

Provided below is an overview of the primary factors the Board considered at the Meeting at which the Board considered the approval of the Agreement. In determining whether to approve the Agreement, the Board considered, among other things, the following factors: (1) the nature, extent and quality of the services to be provided; (2) the investment performance of a composite of investment accounts managed by Ninety One NA in the strategy that Ninety One NA proposed to utilize for the Fund (the “Comparable Accounts”); (3) the extent to which economies of scale, if any, have been taken into account in setting the fee schedule; (4) whether fee levels reflect these economies of scale, if any, for the benefit of investors; (5) comparisons of services and fees with contracts entered into by Ninety One NA with other clients; and (6) any other benefits anticipated to be derived by Ninety One NA from its relationship with the Fund.

The Board did not identify any particular information that was most relevant to its consideration of the Agreement, and each Trustee may have afforded different weight to the various factors. Legal counsel to the Trustees who are not “interested persons” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”), provided the Board with a memorandum regarding its responsibilities pertaining to the approval of investment advisory contracts, such as the Agreement. The memorandum explained the regulatory requirements surrounding the Trustees’ process for evaluating investment advisors and the terms of investment advisory contracts. Based on its evaluation, the Board concluded that the terms of the Agreement were reasonable and fair and approved the Agreement.

Nature, Extent and Quality of the Services to be Provided by Ninety One NA. The Board considered information regarding Ninety One NA’s principal business activities and overall capabilities to perform the services under the Agreement. In addition, the Board considered the background and experience of the personnel who would be assigned responsibility for managing Ninety One NA’s allocation of the Fund. The Board also considered Ninety One NA’s investment resources, infrastructure and the adequacy of its compliance program. The Board considered Ninety One NA’s representation regarding the sufficiency of its current staffing levels. The Board also took into consideration the Manager’s recommendation of Ninety One NA. Based on this information, the Board concluded that the nature, extent and quality of the subadvisory services to be provided by Ninety One NA were appropriate for the Fund in light of its investment objective, and, thus, supported a decision to approve the Agreement.

Performance of Ninety One NA. The Board evaluated the information provided by Ninety One NA regarding the performance of the Comparable Accounts relative to the performance of the Fund’s benchmark index and an additional index provided by Ninety One NA (the “Indices”). The Board considered information provided by Ninety One NA regarding the comparative performance of the Comparable Accounts for various periods ended June 30, 2025. Based on the foregoing information, the Board concluded that the historical investment performance record of Ninety One NA supported approval of the Agreement.

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Comparisons of the Amounts to be Paid Under the Agreement with Those Under Contracts Between Ninety One NA and its Other Clients. In evaluating the Agreement, the Board reviewed the proposed advisory fee rate for services to be performed by Ninety One NA on behalf of the Fund. The Board considered that Ninety One NA’s investment advisory fee rate under the Agreement would be paid to Ninety One NA by the Fund. The Board also considered Ninety One NA’s representation that the advisory fee rate is lower than its standard advisory fee rate schedule at all asset levels. In addition, the Board considered the Manager’s representation that Ninety One NA’s investment advisory fee rate under the Agreement would be the same as the investment advisory fee paid by the Fund to Global Evolution USA, LLC and abrdn Investments Limited, the existing sub-advisors to the Fund. After evaluating this information, the Board concluded that the advisory fee rate under the Agreement was reasonable in light of the services to be provided to the Fund.

Costs of the Services to be Provided and Profits to be Realized by Ninety One NA and its Affiliates from its Relationship with the Fund. The Board did not consider the costs of the services to be provided and any profits to be realized by Ninety One NA from its relationship with the Fund, noting instead the arm’s-length nature of the relationship between the Manager and Ninety One NA with respect to the negotiation of the advisory fee rate on behalf of the Fund.

Economies of Scale. The Board considered Ninety One NA’s representation that it believes that the proposed advisory fee rate for the Fund reflects long-term economies of scale.

Benefits to Be Derived by Ninety One NA from Its Relationship with the Fund. The Board considered Ninety One NA’s representation that it will not receive any indirect benefits as a result of its relationship with the Manager.

Board’s Conclusion. Based on the various considerations described above, the Board, including a majority of Trustees who are not “interested persons” of the Fund, the Manager or Ninety One NA, as that term is defined in the 1940 Act, concluded that the proposed investment advisory fee rate is fair and reasonable and approved the Agreement.

DESCRIPTION OF THE INVESTMENT ADVISORY AGREEMENT

The Agreement among Ninety One NA, the Trust, on behalf of the Fund, and the Manager, which is dated November 12, 2025, continues in effect for an initial term of two years with respect to the Fund. After the initial two-year term, the Agreement will continue in effect for the Fund only if it is approved at least annually in conformity with the requirements of the 1940 Act (and any related rules, regulations, orders, exemptions and interpretations thereunder) (i.e., by the Board or by the vote of the shareholders of a majority of the outstanding shares of the Fund, and also, in either event, by a majority of the Trustees who are not parties to the Agreement or interested persons of any such party).

Under the Agreement, Ninety One NA will manage a portion of the Fund’s assets allocated to it by the Manager. The Manager may change the amount of assets allocated to Ninety One NA at any time. Ninety One NA has discretion pursuant to the Agreement to purchase and sell securities for its allocated segment of Fund assets in accordance with the Fund’s objectives, policies and limitations, and other investment guidelines or restrictions provided by the Manager. The Manager will make investment decisions with respect to the portion of the allocated assets that Ninety One NA determines should be invested in short-term instruments. Ninety One NA is subject to general supervision by the Board and officers of the Trust and the Manager. Had Ninety One NA served as a Sub-Advisor to the Fund under the Agreement throughout the fiscal year ended January 31, 2025, the aggregate investment advisory fees that would have been paid to the Sub-Advisors of 0.50% of the Fund’s average daily net assets, or $2,947,190, would have remained the same.

The Agreement does not protect Ninety One NA against any liability to the Fund or its shareholders, and it shall indemnify and hold harmless the Fund and its shareholders, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Fund or its shareholders may become subject under the securities laws, any other federal or state law, at common law

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or otherwise, however arising out of or in connection with Ninety One NA’s responsibilities to the Fund which may be based upon: (i) any willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and/or duties under the Agreement (“Disqualifying Conduct”); or (ii) any untrue statement of a material fact contained in the Fund’s prospectus and statement of additional information applicable to the Fund, or certain other Fund materials, or the omission to state therein a material fact known to Ninety One NA which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance on information furnished to the Manager to the Fund by Ninety One NA for use therein.

The Agreement will automatically and immediately terminate upon its assignment and may be terminated without penalty at any time by the Manager, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, each on not less than thirty days’ nor more than sixty days’ written notice to Ninety One NA. Ninety One NA may also terminate the Agreement without penalty upon sixty days’ written notice to the Trust. Additionally, the Agreement may be terminated (1) upon written notice by a party to another party of a material breach of the Agreement by the other party, unless it is cured within 30 days; or (2) by the Manager immediately upon written notice to Ninety One NA if Ninety One NA gives notice of any financial condition that is reasonably and foreseeably likely to impair Ninety One NA’s ability to fulfill its commitments under the Agreement or otherwise becomes unable to discharge its duties and obligations under the Agreement.

INFORMATION ABOUT NINETY ONE NORTH AMERICA, INC.

Ninety One North America, Inc.  (“Ninety One NA”) is located at 65 East 55th Street, 30th Floor, New York, NY 10022. Ninety One NA is registered with the SEC as an investment adviser under the Advisers Act. Ninety One NA is a wholly-owned subsidiary of Ninety One International Limited (“Ninety One International”), which is an indirect wholly-owned subsidiary of Ninety One  Plc, a company listed on the London Stock Exchange, with a secondary listing on the Johannesburg Stock Exchange. Ninety One Plc is affiliated with Ninety One Limited (“Ninety One Ltd”), a company listed on the Johannesburg Stock Exchange. Ninety One Ltd is the majority owner of Ninety One Africa (Pty) Ltd, which is the parent of Ninety One SA (Pty) Ltd (“Ninety One Pty”). Ninety One UK Ltd. (“Ninety One UK”) is also an indirect wholly-owned subsidiary of Ninety One Plc. The firm managed approximately $204.8 billion in assets as of September 30, 2025.

The following table provides the name and principal occupation of the directors and principal executive officers of Ninety One NA. The directors and principal executive officers can be contacted care of Ninety One NA, 65 East 55th Street, 30th Floor, New York, NY 10022.

Name	Principal Occupation*
Sangeeth Sewnath	Director and Chief Executive Officer
Dana Troetel	Director and Chief Compliance Officer
Amina Rasool	Secretary
Bradley George	Director
John Green	Director
John McNab	Director

*None of the principal executive officers and directors of Ninety One NA listed above have other principal employment other than their respective positions with Ninety One NA or positions with Ninety One NA affiliates.

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The following table provides the name and address of all parents of Ninety One NA and the basis of control of each parent by its immediate parent.

Name	Address	Basis of Control	If Partnership, Largest General Partnership Interests	If Corporation, % of Voting Securities Owned by Immediate Parent
Ninety One International Ltd.	55 Gresham Street, London, England, EC2V 7EL	Parent Company of Ninety One NA	N/A	100%
Ninety One Global Ltd.	55 Gresham Street, London, England, EC2V 7EL	Parent Company of Ninety One International Ltd.	N/A	100%
Ninety One Plc	55 Gresham Street, London, England, EC2V 7EL	Ultimate Parent Company; Parent of Ninety One Global Ltd.	N/A	100%
Forty Two Point Two	c/o Intercontinental Trust Limited, Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius	Shareholder of Ninety One Plc	N/A	33%
The Marathon Trust	c/o Intercontinental Trust Limited, Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius	Shareholder of Ninety One Plc	N/A	N/A
ITL Trustee Limited	c/o Intercontinental Trust Limited, Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius	Trustee of The Marathon Trust	N/A	N/A

Ninety One NA currently does not advise any comparable funds that are registered under the 1940 Act. Therefore, information with respect to the advisory fees charged by Ninety One NA to comparable funds subject to the 1940 Act is not provided.

INFORMATION ABOUT THE FUND’S INVESTMENT ADVISORS

The Fund’s Sub-Advisors serve as investment advisors with respect to the portion of Fund assets allocated to them by the Manager, pursuant to separate investment advisory agreements. The following investment advisors are appointed as sub-advisors to the Fund:

abrdn Investments Limited

Global Evolution USA, LLC

Ninety One North America, Inc.

Assets are allocated among Sub-Advisors to provide diversification and to reduce the possible impact of any one Sub-Advisor’s sub-par performance on the performance of the Fund.

Principal Underwriter, OTHER SERVICE PROVIDERS and Affiliated Brokers

Resolute Investment Distributors, Inc., located at 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039, is the Fund’s principal underwriter.

State Street Bank and Trust Company (“State Street”), located at One Congress Street, Suite 1, Boston, Massachusetts 02114-2016, serves as custodian (“Custodian”) for the Fund. State Street also serves as the Fund’s Foreign Custody Manager pursuant to rules adopted under the 1940 Act, whereby it selects and monitors eligible foreign sub-custodians. The Manager also has entered into a sub-administration agreement with State Street. Under the sub-administration agreement, State Street provides the Fund with certain financial reporting and tax services.

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The Fund did not pay any brokerage commissions to affiliated brokers during its most recently completed fiscal year.

* * * * *

By Order of the Board of Trustees,

Rosemary K. Behan
Secretary & Chief Legal Officer

January 14, 2026

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AMERICAN BEACON DEVELOPING WORLD INCOME FUND

A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200

Irving, Texas 75039

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

January 14, 2026

This communication presents only an overview of the more complete information statement (“Information Statement”) that is available to you on the Internet or by mail relating to American Beacon Developing World Income Fund (“Fund”), a series of American Beacon Funds (“Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

On November 11, 2025, following a recommendation by American Beacon Advisors, Inc. (“Manager”) to do so, the Board of Trustees (“Trustees” or “Board”) of the Trust approved the appointment of Ninety One North America, Inc. (“Ninety One NA”) as an additional sub-advisor to the Fund. Ninety One NA was appointed as a sub-advisor to the Fund effective November 12, 2025. The Manager currently expects to commence the allocation of a portion of the assets of the Fund to Ninety One NA when net assets of the Fund reach approximately $1.5 billion, but there can be no assurance that such allocation will occur at this net asset level, or that the Fund will reach this net asset level. Global Evolution USA, LLC and abrdn Investments Limited (together with Ninety One NA, the “Sub-Advisors”) also serve as sub-advisors to the Fund. The appointment of Ninety One NA has not resulted in any changes to the Fund’s investment objective, strategies or management fee rate paid by the Fund to the Manager. The aggregate management and investment advisory fees payable by the Fund to the Manager and the Sub-Advisors are the same as the aggregate management and investment advisory fees payable by the Fund prior to the appointment of Ninety One NA and, therefore, have not increased.

Additional information about the Manager, Ninety One NA, the investment advisory agreement among Ninety One NA, the Manager and the Trust, on behalf of the Fund, dated November 12, 2025 (“Agreement”), and the Board’s approval of the Agreement is contained in the Information Statement.

Pursuant to an exemptive order that the Trust has received from the Securities and Exchange Commission, the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders. Accordingly, the Agreement has not been submitted to a vote of shareholders of the Fund. No action is required of you. Therefore, We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

This Notice of Internet Availability of the Information Statement (“Notice”) is being distributed on or about January 14, 2026 to the Fund’s shareholders of record as of November 12, 2025 (“Record Date”). The Fund will bear the expenses incurred in connection with preparing and delivering this notification. By sending this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing or sending you an email with a copy. You may print and view the full Information Statement and the Fund’s most recent Annual and Semi-Annual Shareholder Reports, and financial statements and accompanying notes, on the Internet at www.americanbeaconfunds.com. The Information Statement will be available on the website for at least 90 days after the date of this Notice. A paper or email copy of the Information Statement and/or the Fund’s most recent Annual and Semi-Annual Shareholder Reports, and financial statements and accompanying notes, may be obtained, without charge, by contacting the Fund by phone at 1-800-658-5811, on the internet at www.americanbeaconfunds.com or by e-mail at americanbeaconfunds@ambeacon.com. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one by April 30, 2026. You will not otherwise receive a paper or e-mail copy if you do not request one by April 30, 2026. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the phone number provided above.

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One copy of this Notice may be delivered to multiple shareholders who share a single address, unless the Trust has previously received contrary instructions from one or more of the shareholders. If you would like to obtain additional copies of this Notice for each such shareholder, or a copy of the Fund’s most recent Annual or Semi-Annual Shareholder Reports, or financial statements and accompanying notes, free of charge, or would like to receive separate copies for each shareholder in the future, please write to the Trust at 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039, Attn: Terri L. McKinney, or call 1-800-967-9009, and such copies will be provided promptly. The Trust will begin sending individual copies of such documents within 30 days after receiving your notification. If you received a Notice for each shareholder at your address and would like to receive a single copy in the future, please contact the Manager as instructed above.

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APPENDIX A

AMERICAN BEACON DEVELOPING WORLD INCOME FUND

OUTSTANDING SHARES AND DOLLAR VALUE

(As of November 12, 2025)

American Beacon Developing World Income Fund	A Class	C Class	Y Class	R5 Class	Investor Class
Outstanding Shares	2,118,125.174	1,754,410.514	141,168,121.791	21,885,238.641	17,818,214.391
Dollar Value	$15,864,757.56	$13,052,814.23	$1,058,760,913.53	$164,139,289.84	$133,280,243.64
A-1

APPENDIX B

AMERICAN BEACON DEVELOPING WORLD INCOME FUND

RECORD AND BENEFICIAL OWNERS OF 5% OR MORE OF SHARES

AS OF NOVEMBER 12, 2025

As of November 12, 2025, the following shareholders owned more than 5% percent of each class of the Fund, to the knowledge of the Fund. Certain shareholders are record owners of Fund shares only, as indicated by an asterisk. As of that date, the Trustees and officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of each class of the Fund.

AMERICAN BEACON DEVELOPING WORLD INCOME FUND - A CLASS

Shareholder Address	Number of Shares	% of Class
J.P. MORGAN SECURITIES LLC* OMNIBUS ACCT FOR THE EXCLUSIVE BEN OF CUST 4 CHASE METROTECH CTR FL 3RD BROOKLYN NY 11245-0003	636,523.12	30.05%
LPL FINANCIAL* 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	250,419.73	11.82%
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	274,594.50	12.96%
PERSHING LLC* 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	321,911.84	15.20%
RAYMOND JAMES* OMNIBUS FOR MUTUAL FUNDS ATTN MUTUAL FUND RECONCILIATION 14G 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	194,457.49	9.18%
OPPENHEIMER & CO INC FBO STUART BROWN & LYNN BROWN JTTEN C/O 85 Broad Street FL 22 New York, NY 10004-2783	141,283.37	6.67%

* Denotes record owner of Fund shares only

AMERICAN BEACON DEVELOPING WORLD INCOME FUND - C CLASS

Shareholder Address	Number of Shares	% of Class
J.P. MORGAN SECURITIES LLC* OMNIBUS ACCT FOR THE EXCLUSIVE BEN OF CUST 4 CHASE METROTECH CTR FL 3RD BROOKLYN NY 11245-0003	218,241.18	12.44%
LPL FINANCIAL* 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	141,314.79	8.05%
PERSHING LLC* 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	391,785.31	22.33%
RAYMOND JAMES* OMNIBUS FOR MUTUAL FUNDS ATTN MUTUAL FUND RECONCILIATION 14G 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	661,710.40	37.72%
UBS WM USA* OMNI ACCOUNT M/F 1000 HARBOR BLVD WEEHAWKEN NJ 07086-6761	215,941.81	12.31%

* Denotes record owner of Fund shares only

B-1

AMERICAN BEACON DEVELOPING WORLD INCOME FUND - Y CLASS

Shareholder Address	Number of Shares	% of Class
CHARLES SCHWAB & CO INC* SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	48,766,251.39	34.54%
LPL FINANCIAL* 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	20,360,240.30	14.42%
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	35,778,346.61	25.34%
RAYMOND JAMES* OMNIBUS FOR MUTUAL FUNDS ATTN MUTUAL FUND RECONCILIATION 14G 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	16,670,611.41	11.81%

* Denotes record owner of Fund shares only

AMERICAN BEACON DEVELOPING WORLD INCOME FUND - R5 CLASS

Shareholder Address	Number of Shares	% of Class
CHARLES SCHWAB & CO INC* SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	6,098,809.87	27.87%
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	10,438,558.68	47.70%
BARCLAYS CAPITAL INC 745 7TH AVE NEW YORK NY 10019-6801	3,304,794.75	15.10%

* Denotes record owner of Fund shares only

B-2

AMERICAN BEACON DEVELOPING WORLD INCOME FUND - INVESTOR CLASS

Shareholder Address	Number of Shares	% of Class
CHARLES SCHWAB & CO INC* SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	7,403,153.39	41.55%
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	7,153,125.93	40.15%
PERSHING LLC* 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	1,006,854.18	5.65%

* Denotes record owner of Fund shares only

B-3